UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 20, 2007

BIOSPHERE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23678	04-3216867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Hingham Street Rockland, Massachusetts	02370
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 681-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On December 20, 2007, BioSphere Medical, Inc. (“BioSphere” or the “Company”) entered into a Microspheres Yield Improvement Project Agreement (the “Agreement”) with E. I. du Pont de Nemours and Company (“DuPont”) pursuant to which the parties will collaborate on the potential application of DuPont know-how to the manufacturing of BioSphere’s Embosphere® and EmboGold® Microspheres products in an effort to improve manufacturing yields of such products.  Pursuant to the Agreement, BioSphere has agreed to make milestone payments to DuPont of up to $500,000 based upon the achievement of specified milestones.  BioSphere and DuPont will share equally in any cost savings that result from the implementation of DuPont’s yield improvement recommendations.  BioSphere will have the right to credit any milestone payments against its cost-saving payment obligations.  All improvements developed under the Agreement will be owned by BioSphere and DuPont agrees to grant to BioSphere a non-exclusive sublicensable license to DuPont intellectual property, if any, that is necessary or useful for BioSphere to implement DuPont’s yield improvement recommendations.

The Agreement has a term of 15 years from the date that BioSphere elects to implement any of DuPont’s yield improvement recommendations, subject to earlier termination as follows:

(i) by either party if (a) the other party breaches the terms of the Agreement and fails to cure such breach within 14 days following notification of the breach or (b) the other party becomes insolvent or has a proceeding commenced in bankruptcy that is not dismissed within 60 days;

(ii) by DuPont if (a) DuPont determines, in its reasonable discretion, that the purpose of the project cannot be achieved, (b) the parties have not executed a binding project agreement for another project within 180 days of the effective date of the collaboration agreement entered into by the parties on December 20, 2007, (c) BioSphere fails to inform DuPont, within 90 days after DuPont has provided an implementation plan to BioSphere, that it intends to implement any portion of the implementation plan, (d) BioSphere fails to implement any portion of the implementation plan within 120 days after DuPont has provided an implementation plan to BioSphere, (e) BioSphere assigns the agreement or if BioSphere undergoes a change of ownership or consolidates or merges into another corporation or entity or another corporation or entity consolidates or mergers with it; or

(iii) by BioSphere if DuPont fails to deliver an implementation plan within 18 months of the effective date of the Agreement.

The foregoing description is a summary of the Agreement and is qualified in its entirety by the full text of the Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2007.

Item 8.01               Other Events

On December 20, 2007, BioSphere issued a press release announcing its entry into (i) a collaboration agreement with DuPont to establish a non-binding framework for the parties to consider and evaluate potential joint projects and (ii) the Agreement described in Item 1.01 above.  The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2007	BIOSPHERE MEDICAL, INC.

	By:	/s/ Martin J. Joyce
Martin J. Joyce
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of BioSphere Medical, Inc., dated December 20, 2007